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EXHIBIT 5.7

                                   RESOLUTION

                    AUTHORIZE ISSUANCE OF ADDITIONAL SHARES

Upon motion made and seconded, the Board of Directors of PowerSource Corporation unanimously adopted the following resolution:

RESOLVED, that the Corporation hereby authorizes, the issuance of forty thousand (40,000) Series B Preferred Stock to the investors of the following district partnerships of the Company in exchange of their investment into shares of Series B Preferred Stock stock at $100 par value per share, at a conversion rate of 125% of the investor's initial investment.

     Paramount Energy Group LLP
     Pinnacle Energy Group LLP
     Premiere Energy Group LLP
     Paragon Energy Group LLP

The undersigned hereby certifies that he is the duly elected and qualified Secretary and the custodian of the books and records and seal of PowerSource, a corporation duly formed pursuant to the laws of the State of Nevada, and that the foregoing is a true record of a resolution duly adopted at a meeting of the Board of Directors, and that said meeting was held in accordance with state law and the Bylaws of PowerSource corporation on, and that said resolution is now in full force and effect without modification or rescission.

IN WITNESS WHEREOF, I have an executed my name as Secretary and have hereunto affixed the corporate seal of the above-named Corporation this day of December 14, 2001.

A True Record.                               /s/ Roman Gordon
                                             -----------------------------------
                                             Roman Gordon, Secretary
                                             PowerSource Corporation

                                             /s/ Illya Bond
                                             -----------------------------------
                                             Illya Bond, CEO
                                             PowerSource Corporation

/s/ Roman Gordon                             /s/ E. Douglas Mitchell
-------------------------------              -----------------------------------
Roman Gordon, Secretary                      E. Douglas Mitchell, President
PowerSource Corporation                      PowerSource Corporation